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                                                                    EXHIBIT 99.2


           IBT BANCORP ANNOUNCES DR. FREDERICK L. BRADFORD RETIREMENT

Dennis P. Angner, President and CEO of IBT Bancorp, recently announced the retirement of Dr. Frederick L. Bradford from IBT Bancorp.

Dr. Bradford was appointed Chairman in 2003 and served as Vice Chairman of the Corporation for 2 years. He has been a Director with IBT Bancorp since its inception in 1989. He has also served as a Director of Isabella Bank and Trust Board for 30 years. During his tenure Dr. Bradford has been the Chairman for several committees at Isabella Bank and Trust and IBT Bancorp.

In 1963, Dr. Bradford began practicing dentistry in Mt. Pleasant. He has been very active in this community and has received many honors and awards during his career. Dr. Bradford has two sons, Fred and Mike.

IBT Bancorp manages over $1.0 billion in customer assets through its banking subsidiaries. The corporation includes Isabella Bank and Trust, Farmers State Bank, Isabella County Abstract Company, Mecosta County Abstract and Title Company, IBT Title -- Clare County, Benchmark Title Company of Greenville, IBT Loan Production and Financial Group Information Services.